                                                                    Exhibit 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                   FORM T-1

             Statement of Eligibility and Qualification Under the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee

                            _______________________

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)____

                           _________________________

                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                             NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)


                                  95-4655078
                     (I.R.S. Employer Identification No.)


               101 California Street, San Francisco, California
                   (Address of principal executive offices)

                                     94111
                                  (Zip Code)
                              __________________

                             BRE PROPERTIES, INC.
              (Exact name of Obligor as specified in its charter)

                                   Maryland
        (State or other jurisdiction of incorporation or organization)

                                  94-1722214
                     (I.R.S. Employer Identification No.)

                      44 Montgomery Street, 36th Floor
                           San Francisco, California
                   (Address of principal executive offices)

                                     94104
                                  (Zip Code)


                       ________________________________

                       Senior Unsecured Notes
                        (Title of Indenture securities)

ITEM 1.  GENERAL INFORMATION.

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.
         Board of Governors of the Federal Reserve System, Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

    If the Obligor is an affiliate of the trustee, describe each such affiliation.

    None.

ITEM 4.  Trusteeships under Other Indentures

    (a)  Title of the securities outstanding under each such other indenture.

         $50,000,000   7.20% Notes due June 15, 2007 issued under Indenture
         dated as of June 23, 1997

         $130,000,000   7 1/8% Notes due February 15, 2013 issued under
         Indenture dated as of June 23, 1997

    (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other Indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

         The Trustee is not deemed to have a conflicting interest within the meaning of Section 310 (b) (1) of the Act because (I) the indenture securities referenced in (a) above (the "Prior Securities") are not in default and (ii) proviso (I) under 310 (b) (1) is applicable and excludes the operations of 310
(b) (1) as the indenture to be qualified and the indenture entered into in connection with the Prior Securities (the "Prior Indenture") are wholly unsecured and rank equally and the Prior Indenture is specifically described in the indenture to be qualified.

ITEM 16.  LIST OF EXHIBITS.

   List below all exhibits filed as part of this statement of eligibility.

   Exhibit 1.  Articles of Association of the Trustee as Now in Effect (see
               Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329 which is incorporated by reference).

   Exhibit 2.  Certificate of Authority of the Trustee to Commence Business (see
               Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

   Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 5.  Not Applicable

   Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

   Exhibit 8.  Not Applicable

   Exhibit 9.  Not Applicable

                               SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 26th day of March, 1998.
                                           ---

                            CHASE MANHATTAN BANK AND TRUST
COMPANY, NATIONAL ASSOCIATION


                              By  /s/ Cecil D. Bobey
                                  -------------------
                                  Cecil D. Bobey
                                  Assistant Vice President

EXHIBIT 7. Report of Condition of the Trustee.
=======================================================================================================

CONSOLIDATED REPORT OF CONDITION OF                       Chase Manhattan Bank and Trust Company, N.A.
                                                         ----------------------------------------------
                                                                         (Legal Title)

LOCATED AT           1800 Century Park East, Ste. 400    Los Angeles,            CA              94111
                     --------------------------------    ---------------------   ---------    --------
                         (Street)                        (City)                  (State)         (Zip)

AS OF CLOSE OF BUSINESS ON                               December 31, 1997
                                                         ---------------------


ASSETS                                                        DOLLAR AMOUNT's IN THOUSANDS


1.      Cash and balances due from
         a. Noninterest-bearing balances and currency and coin (1,2)                   550
         b. Interest bearing balances (3)                                                0
2.      Securities
         a. Held-to-maturity securities (from Schedule RC-B, column A)                   0
         b. Available-for-sale securities (from Schedule RC-B, column D)             1,053
3.      Federal Funds sold (4) and securities purchased agreements to resell        54,210
4.      Loans and lease financing receivables:
         a. Loans and leases, net of unearned income (from Schedule RC-C)               23
         b. LESS: Allowance for loan and lease losses                                    0
         c. LESS: Allocated transfer risk reserve                                        0
         d. Loans and leases, net of unearned income, allowance, and reserve (item
        4.a minus 4.b and 4.c)                                                          23
5.      Trading assets                                                                   0
6.      Premises and fixed  assets (including capitalized leases)                      180
7.      Other real estate owned (from Schedule RC-M)                                     0
8.      Investments in unconsolidated subsidiaries and associated companies
         (from Schedule RC-M)                                                            0
9.      Customers liability to this bank on acceptances outstanding                      0
10.     Intangible assets (from Schedule RC-M)                                       1,737
11.     Other assets (from Schedule RC-F)                                            2,904
12a.    TOTAL ASSETS                                                                60,657
         b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                               0
         c. Total assets and losses deferred pursuant to 12 U.S.C. 1823 (j)
            (sum of items 12.a and 12.b)                                            60,657

(1) includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b
(3) includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from
    Schedule RC-E)                                                                  31,177
     (1) Noninterest-bearing                                              6,718
     (2) Interest-bearing                                               24,459
    b. In foreign offices, Edge and Agreement subsidiaries, and IBF=
     (1) Noninterest-bearing
     (2) Interest-bearing
14. Federal funds purchased (2) and securities sold under agreements to
         repurchase                                                                      0
15. a. Demand notes issued to the U.S. Treasury                                          0
    b. Trading liabilities                                                               0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less                                     0
    b. With a remaining maturity of more than one year through three years               0
    c. With a remaining maturity of more than three years                                0
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                             0
19. Subordinated notes and Debentures (3)                                                0
20. Other liabilities (from Schedule RC-G)                                           4,975
21. Total liabilities (sum of items 13 through 20)                                  36,152
22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus                                      0--
24. Common stock--                                                                     600
25. Surplus (exclude all surplus related to preferred stock)                        12,590
26. a. Undivided profits and capital reserves                                       11,315
    b. Net unrealized holding gains (losses) on available-for-sale securities            0
27. Cumulative foreign currency translation adjustments
28. a. Total equity capital (sum of items 23 through 27)                            24,505
    b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                                    0
    c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823 (j)
        (sum of items 28.a and 28.b)                                                24,505
29. Total liabilities, equity capital, and losses deferred pursuant to 12 U.S.C.
    1823 (j) (sum of items 21 and 28.c)                                             60,657